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                                                                  Exhibit 4.3(i)

                                                                  EXECUTION COPY

                      CONSENT AND FORBEARANCE EXTENSION TO
                       CREDIT AGREEMENT AND LOAN DOCUMENTS

      This CONSENT AND FORBEARANCE EXTENSION, dated as of May 30, 2006 (this "Consent and Extension"), is by and among (a) ALLIED HOLDINGS, INC., a Georgia corporation ("Allied Holdings"), and ALLIED SYSTEMS, LTD. (L.P.), a Georgia limited partnership ("Allied Systems" and, together with Allied Holdings, "Borrowers"), each, a debtor and debtor-in-possession; (b) the other Credit Parties signatory hereto (the "Credit Party" and, together with the Borrowers, the "Credit Parties"); (c) GENERAL ELECTRIC CAPITAL CORPORATION, as Administrative Agent (in such capacity, the "Administrative Agent"), Collateral Agent, Revolver Agent and co-Syndication Agent ("GE Capital"); (d) MORGAN STANLEY SENIOR FUNDING, INC., as Term Loan A Agent, Term Loan B Agent, co-Syndication Agent, co-Bookrunner and Term Loan B Lead Arranger ("Morgan Stanley"); and (e) the other Lenders signatory hereto from time to time.

                               W I T N E S S E T H

      WHEREAS, the Credit Parties, the Lenders party to the Credit Agreement from time to time, GE Capital and Morgan Stanley are parties to that certain Senior Secured, Super-Priority Debtor-in-Possession Credit Agreement, dated as of August 1, 2005 (including all annexes, exhibits and schedules thereto, and as amended, supplemented or otherwise modified from time to time, the "Credit Agreement");

      WHEREAS, in that certain Consent and Fourth Amendment to Credit Agreement and Loan Documents, dated as of April 18, 2006, by and among Borrowers, the Administrative Agent, Morgan Stanley and the Lenders, the Administrative Agent and the Lenders agreed that (i) the Specified Events of Default (as defined below) would not constitute a Default or an Event of Default for purposes of
Section 2.2 of the Credit Agreement and (ii) they would forbear from exercising their remedies under the Credit Agreement and the other Loan Documents (both (i) and (ii), the "Forbearance") until May 18, 2006 with the possibility of an extension of the May 18 date of up to 30 additional days at the sole discretion of the Term Loan B Agent;

      WHEREAS, in that certain letter agreement, dated May 18, 2006, the Term Loan B Agent agreed to extend the Forbearance for another 15 days until June 1, 2006; and

      WHEREAS, the Administrative Agent and the Requisite Lenders have agreed to consent to certain transactions in the manner, and on the terms and conditions, provided for herein.

      NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

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      1. Definitions. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

      2. Specified Events of Default. Borrowers acknowledge that they were in default of the Financial Covenants for Fixed Charge Coverage Ratio, EBITDA and the Leverage Ratio as set forth in Section 6.10 and Annex G, clauses (b), (c) and (d) of the Credit Agreement and as set forth on Schedule A hereto (the "Specified Events of Default").

      3. Extension of Forbearance.

            (a) Borrowers acknowledge that as of the date hereof the Specified Events of Default have occurred and have not been waived.

            (b) Borrowers have requested that, and the Administrative Agent and the Lenders have agreed to, extend the Forbearance to cover the Specified Events of Default, as defined herein, commencing on the date hereof and continuing through the earliest of: (i) June 16, 2006 or (ii) the occurrence of any Event of Default other than the Specified Events of Default.

      4. Consent. The Credit Parties have informed the Administrative Agent and the Lenders that the Credit Parties will be unable to deliver their annual audited Financial Statements for Borrowers for Fiscal Year 2005 and related deliveries by May 30, 2006, the date for such delivery provided for in the Consent, dated May 1, 2006, and have requested that the Requisite Lenders extend the date for such delivery to June 16, 2006 (the "Extension"). As of the Effective Date, subject to the terms hereof, the Requisite Lenders hereby consent to the Extension.

      5. Representations and Warranties. To induce the Requisite Lenders to enter into this Consent and Extension, each of the Credit Parties executing this Consent and Extension, jointly and severally, makes the following representations and warranties:

            (a) The execution, delivery and performance by such Credit Party of this Consent and Extension: (i) are within such Credit Party's power; (ii) have been duly authorized by all necessary corporate, limited liability company or limited partnership action; (iii) do not contravene any provision of such Credit Party's charter, bylaws or partnership or operating agreement as applicable;
(iv) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Credit Party is a party or by which such Credit Party or any of its property is bound; (vi) do not result in the creation or imposition of any Lien upon any of the property of such Credit Party; and (vii) do not require the consent or approval of any Governmental Authority or any other Person other than the Bankruptcy Court.

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            (b) This Consent and Extension has been duly executed and delivered by or on behalf of such Credit Party.

            (c) Each of this Consent and Extension and the Credit Agreement constitutes a legal, valid and binding obligation of such Credit Party, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws relative to or affecting the enforcement of creditors' rights generally in effect from time to time and by general principles of equity.

            (d) No Default or Event of Default has occurred and is continuing after giving effect to this Consent and Extension, except for the Defaults or Events of Default set forth in Schedule A hereof.

            (e) Other than (i) the commencement of the Chapter 11 Cases and (ii) [any others], no action, claim, lawsuit, demand, investigation or proceeding is now pending or, to the knowledge of such Credit Party, threatened against such Credit Party, before any Governmental Authority or before any arbitrator or panel of arbitrators, (i) that challenges such Credit Party's right or power to enter into or perform any of its obligations under this Consent and Extension or the other Loan Documents to which it is a party, or the validity or enforceability of any Loan Document or any action taken thereunder, or (ii) that has a reasonable risk of being determined adversely to any Credit Party and that, if so determined, would reasonably be expected to have a Material Adverse Effect.

            (f) The representations and warranties of such Credit Party contained in the Credit Agreement and each other Loan Document shall be true and correct on and as of the Effective Date with the same effect as if such representations and warranties had been made on and as of such date, except that any such representation or warranty which is expressly made only as of a specified date need be true only as of such date.

      6. No Other Consents/Waivers. Except as expressly provided herein, (a) the Credit Agreement shall be unmodified and shall continue to be in full force and effect in accordance with its terms and (b) this Consent and Extension shall not be deemed a waiver of any term or condition of any Loan Document and shall not be deemed to prejudice any right or rights which any Agent or any Lender may now have or may have in the future under or in connection with any Loan Document or any of the instruments or agreements referred to therein, as the same may be amended from time to time.

      7. Outstanding Obligations; Waiver of Claims. Borrowers acknowledge and agree that as of May 30, 2006, the aggregate outstanding principal amounts of the Revolving Loan, the Term Loan A and the Term Loan B are

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$49,621,080.25, $20,000,000 and $80,000,000, respectively, and that such principal amounts, plus interest and fees, are payable pursuant to the Credit Agreement and other Loan Documents without defense, offset, withholding, counterclaim or deduction of any kind. Each of the Credit Parties hereby waives, releases, remises and forever discharges Agents, the Lenders and each other Indemnified Person from any and all claims, suits, actions, investigations, proceedings or demands arising out of or in connection with the Credit Agreement (collectively, "Claims"), whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which such Credit Parties ever had, now has or might hereafter have against Agents or the Lenders which relates, directly or indirectly, to any acts or omissions of Agents, the Lenders or any other Indemnified Person on or prior to the date hereof; provided that, Credit Parties do not waive any Claim solely to the extent such Claim relates to any Agent's or any Lender's gross negligence or willful misconduct

      8. Reservation of Rights. You are hereby advised that the Administrative Agent and the Lenders specifically reserve all of their rights and remedies against Borrowers under the Loan Documents and applicable law with respect to the Specified Events of Default. Neither the Administrative Agent nor any Lender shall be deemed to have waived any term or condition of the Credit Agreement or any other Loan Document or, except as specifically set forth herein, to have agreed to a forbearance with respect to any right or remedy which the Administrative Agent or the Lenders may now have or in the future may have under the Credit Agreement or any other Loan Document, at law, in equity or otherwise, on account of the Specified Events of Default or any other Default or Event of Default. Neither the Administrative Agent nor any Lender shall by virtue of any action or omission be deemed to have altered or prejudiced any rights or remedies under or in connection with the Credit Agreement or under or in connection with any Event of Default. All of the terms and conditions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect.

      9. Expenses. Borrowers hereby reconfirm their obligations pursuant to
Section 11.3 of the Credit Agreement to pay and reimburse Agents for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred in connection with the negotiation, preparation, execution and delivery of this Consent and Extension and all other documents and instruments delivered in connection herewith.

      10. Effectiveness. This Consent and Extension shall become effective as of the date hereof (the "Effective Date") only upon satisfaction in full in the judgment of Administrative Agent of each of the following conditions:

            (a) Consent and Extension. Administrative Agent shall have received this Consent and Extension duly executed and delivered by the Credit Parties and the Requisite Lenders. Borrowers agree to deliver ten (10) original copies of this Consent and Extension duly executed and delivered by the Credit Parties but the delivery of such counterparts shall not be a condition to the effectiveness hereof. Delivery of an

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executed counterpart of this Consent and Extension by facsimile shall have the same force and effect as the delivery of an original executed counterpart of this Consent and Extension. Any party delivering an executed counterpart of any such agreement by facsimile shall promptly deliver (10) original copies of this Consent and Extension to the Administrative Agent.

            (b) Payment of Expenses. Borrowers shall have paid to Agents all costs, fees and expenses invoiced and owing in connection with this Consent and Extension and the other Loan Documents and due to Agents (including, without limitation, reasonable legal fees and expenses).

            (c) Representations and Warranties. The representations and warranties of or on behalf of the Credit Parties in this Consent and Extension shall be true and correct on and as of the Effective Date.

      11. GOVERNING LAW. THIS CONSENT AND EXTENSION SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

      12. Counterparts. This Consent and Extension may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same letter. Delivery of an executed counterpart of this Consent and Extension by facsimile shall be equally as effective as delivery of an original executed counterpart of this Consent and Extension. Any party delivering an executed counterpart of this Consent and Extension, also shall deliver an original executed counterpart of this Consent and Extension, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Consent and Extension may be executed by the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

      13. Loan Document. This Consent and Extension shall be deemed a Loan Document for all purposes. This Consent and Extension reflects the entire understanding of the parties with respect to the matters contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

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      IN WITNESS WHEREOF, this Consent and Extension has been duly executed as of the date first written above.

                                      BORROWERS:

                                      ALLIED HOLDINGS, INC.

                                      By: /s/ Thomas H. King
                                          -----------------------------
                                      Name: Thomas H. King
                                      Title: EVP

                                      ALLIED SYSTEMS, LTD. (L.P.)

                                      By: /s/ Thomas H. King
                                          -----------------------------
                                      Name: Thomas H. King
                                      Title: EVP

                              [Extension Sig Page]

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                                     LENDERS:

                                     GENERAL ELECTRIC CAPITAL CORPORATION, as
                                         Administrative Agent, Collateral Agent,
                                         Revolver Agent and Lender

                                     By: /s/ Donald J. Cavanagh
                                         ---------------------------
                                         Name: Donald J. Cavanagh
                                         Title: Duly Authorized Signatory

                              [Extension Sig Page]

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                                      THE CIT GROUP/BUSINESS CREDIT, INC.
                                          as Lender

                                      By: /s/ Jang S. Kim
                                          --------------------------
                                          Name: Jang S. Kim
                                          Title: VP

                              [Extension Sig Page]

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                                      TEXTRON FINANCIAL CORPORATION
                                        as Lender

                                      By: /s/ Eric R. Hubbard
                                          ----------------------------
                                          Name: Eric R. Hubbard
                                          Title: Duly Authorized Signatory

                              [Extension Sig Page]

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                                         MERRILL LYNCH CAPITAL, A DIVISION OF
                                         MERRILL LYNCH BUSINESS FINANCIAL
                                         SERVICES INC.
                                         as Lender

                                      By: /s/ James Betz
                                          --------------------------
                                          Name: James Betz
                                          Title: Vice President

                              [Extension Sig Page]

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                                      MORGAN STANLEY SENIOR FUNDING, INC.,
                                         as Term Loan A Agent, Term Loan B
                                         Agent, co-Syndication Agent and Lender

                                      By: /s/ Jason Colodne
                                          ---------------------
                                          Name. Jason Colodne
                                          Title: Authorized Signatory

                              [Extension Sig Page]

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ALLIED HOLDINGS, INC.                                                26

      The following Persons are signatory to this Consent and Extension in their capacity as Credit Parties and not as the Borrowers.

                                      ACE OPERATIONS, LLC
                                      AH INDUSTRIES INC.
                                      ALLIED AUTOMOTIVE GROUP, INC.
                                      ALLIED FREIGHT BROKER LLC
                                      ALLIED SYSTEMS (CANADA) COMPANY
                                      AXIS ARETA, LLC
                                      AXIS CANADA COMPANY
                                      AXIS GROUP, INC.
                                      AXIS NETHERLANDS, LLC COMMERCIAL
                                      CARRIERS, INC
                                      CORDIN TRANSPORT LLC
                                      CT SERVICES, INC.
                                      F.J. BOUTELL DRIVEAWAY LLC
                                      GACS INCORPORATED
                                      LOGISTIC SYSTEMS, LLC
                                      LOGISTIC TECHNOLOGY, LLC
                                      QAT, INC.
                                      RMX LLC
                                      TERMINAL SERVICES LLC
                                      TRANSPORT SUPPORT LLC

                                      By: /s/ Thomas H. King
                                          -----------------------
                                      Name: Thomas H. King
                                      Title: EVP

                              [Extension Sig Page]